                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             Whirlpool Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                       [LOGO OF WHIRLPOOL APPEARS HERE]

                             WHIRLPOOL CORPORATION

                                                    Administrative Center
                                                         2000 N. M-63
                                                Benton Harbor, Michigan 49022-
                                                             2692

To Our Stockholders:

It is my pleasure to invite you to attend the 2001 Whirlpool Corporation annual meeting of stockholders to be held on Tuesday, April 17, 2001, at 9:30 a.m., Chicago time, at The Madison Room, 181 W. Madison Street, 7th Floor, Chicago, Illinois.

The formal notice of the meeting follows on the next page. At the meeting, stockholders will vote on the election of four directors and will transact any other business that may properly come before the meeting. In addition, we will discuss Whirlpool's 2000 performance and the outlook for this year, and answer your questions.

Your vote is important. We urge you to please complete and return the enclosed proxy whether or not you plan to attend the meeting. Promptly returning your proxy will be appreciated, as it will save further mailing expense. You may revoke your proxy at any time prior to the proxy being voted by filing a written revocation with the Secretary of the Company, by providing a proxy with a later date, or by voting in person at the meeting. If you attend the meeting and vote in person, your proxy will not be voted.

Your vote is important and much appreciated!
[SIGNATURE OF DAVID R. WHITWAM]

DAVID R. WHITWAM
Chairman of the Board
and Chief Executive Officer                                      March 13, 2001

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

The 2001 annual meeting of stockholders of WHIRLPOOL CORPORATION will be held at The Madison Room, 181 W. Madison Street, 7th Floor, Chicago, Illinois on Tuesday, April 17, 2001, at 9:30 a.m., Chicago time, for the following purposes:

  1. to elect four persons to the Company's Board of Directors; and

  2. to transact such other business as may properly come before the meeting.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for at least ten days prior to the meeting at Equiserve, One North State Street, 11th Floor, Chicago, Illinois 60602.

By Order of the Board of Directors

[SIGNATURE OF ROBERT T. KENAGY APPEARS HERE]

ROBERT T. KENAGY
Associate General Counsel and
Corporate Secretary

March 13, 2001

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Information about Whirlpool Corporation....................................   1

Proxy Statement............................................................   1

Directors and Nominees for Election as Directors...........................   2

The Whirlpool Board of Directors...........................................   4

Security Ownership.........................................................   5

Executive Compensation.....................................................   7

Stock Option Grants and Related Information................................   8

Stock Option Exercises and Holdings........................................   9

Long-Term Incentive Awards.................................................   9

Agreements With Executive Officers.........................................  10

Retirement Benefits........................................................  10

Compensation of Directors..................................................  12

Human Resources Committee Report on Compensation Awards....................  13

Performance Graph..........................................................  17

Miscellaneous..............................................................  18

Matters Relating to Auditors...............................................  18

Stockholder Proposals for 2002 Meeting.....................................  19

Exhibit A--Audit Committee Charter......................................... A-1

INFORMATION ABOUT WHIRLPOOL CORPORATION

Whirlpool is the world's leading manufacturer and marketer of major home appliances. We manufacture in 13 countries and market products in more than 170 countries under major brand names such as Whirlpool, KitchenAid, Roper, Bauknecht, Ignis, Laden, Inglis, Brastemp, and Consul. We are also the principal supplier to Sears, Roebuck and Co. of many major appliances marketed under the Kenmore brand name. We have approximately 61,000 employees worldwide. Our headquarters are located in Benton Harbor, Michigan, and our address is 2000 N. M-63, Benton Harbor, Michigan 49022-2692. Our telephone number is (616) 923-5000.

PROXY STATEMENT

Our 2001 annual meeting of stockholders will be held on Tuesday, April 17, 2001, at 9:30 a.m., Chicago time, at The Madison Room, 181 W. Madison Street, 7th Floor, Chicago, Illinois. You are welcome to attend.

Information about this Proxy Statement

We are sending this proxy statement and the enclosed proxy card because Whirlpool's Board of Directors is seeking your permission (or proxy) to vote your shares at the annual meeting on your behalf. This proxy statement presents information we are required to provide to you under the rules of the Securities and Exchange Commission. It is intended to help you in reaching a decision on voting your shares of stock. Only stockholders of record at the close of business on March 2, 2001 are entitled to vote at the meeting. There were 66,578,475 outstanding shares of common stock as of the close of business on March 2, 2001. We have no other voting securities. Stockholders are entitled to one vote per share on each matter. This proxy statement and the accompanying proxy form are first being mailed to stockholders on or about March 13, 2001.

Information about Voting

Stockholders can vote their shares on matters presented at the annual meeting in two ways.

1. By Proxy--If you sign and return the accompanying proxy form, your shares will be voted as you direct on the proxy form. If you do not give any direction on the proxy card, the shares will be voted FOR the nominees named for director. You may revoke your proxy at any time before it is exercised by providing a written revocation to Whirlpool's Corporate Secretary, Robert T. Kenagy, by providing a proxy with a later date, or by voting in person at the meeting.

2. In Person--You may come to the annual meeting and cast your vote there.

Whirlpool's Board of Directors has adopted a policy requiring all stockholder votes to be kept permanently confidential and not disclosed except (i) when disclosure is required by law, (ii) when a stockholder expressly consents to disclosure, or (iii) when there is a contested election and the proponent filing the opposition statement does not agree to abide by this policy.

Stockholders representing at least 50% of the common stock issued and outstanding must be present at the annual meeting, either in person or by proxy, for there to be a quorum at the annual meeting. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

The four directors to be elected at the annual meeting will be elected by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote. This means that the four nominees with the most votes will be elected. Votes may be cast for or withheld from each nominee, but a withheld vote or a broker non-vote will have no effect on the outcome of the election. For a stockholder to nominate an individual for director at the meeting, the stockholder must give the

Company's Secretary written notice at least 90 days in advance of the annual meeting of the stockholder's intent to make the nomination.

The Board of Directors does not know of any other matter that will be presented at the annual meeting other than the items covered in this proxy statement.

DIRECTORS AND NOMINEES FOR ELECTION AS DIRECTORS

Nominees For a Term to Expire in 2004

HERMAN CAIN, 55, Chairman of the Board of Godfather's
Pizza, Inc. and Chief Executive Officer of T.H.E., Inc.
(leadership consulting). Director of the Company since
1992 and director of FSBuy.com, RetailDNA, LLC, and UtiliCorp United, Inc.
[PHOTO OF HERMAN CAIN]

                               ----------------

ALLAN D. GILMOUR, 66, former Vice Chairman of Ford
Motor Company (cars and trucks, related parts and accessories and financial services; retired 1995).
Director of the Company since 1990 and director of The
Dow Chemical Company, DTE Energy Company, and The
Prudential Insurance Company of America.
[PHOTO OF ALLAN D. GILMOUR]

                               ----------------

JANICE D. STONEY, 60, former Executive Vice President,
US WEST Communications Group, Inc. (telecommunications products and services; retired 1992). Director of the Company since 1987 (except for part of 1994 during a bid for political office) and director of Williams
Companies Inc. and Bridges Investment Fund.
[PHOTO OF JANICE D. STONEY]

                               ----------------

DAVID R. WHITWAM, 59, Chairman of the Board and Chief
Executive Officer of the Company. Director of the Company since 1985 and director of PPG Industries, Inc.
[PHOTO OF DAVID R. WHITWAM]

                               ----------------

Directors Whose Terms Expire in 2003

GARY T. DICAMILLO, 50, Chairman of the Board and Chief
Executive Officer of Polaroid Corporation (imaging products). Director of the Company since 1997 and director of 3Com Corporation, Pella Corporation, and
The Sheridan Group.
                          [PHOTO OF GARY T. DICAMILLO]

                               ----------------

KATHLEEN J. HEMPEL, 50, former Vice Chairman and Chief
Financial Officer of Fort Howard Corporation (paper products; retired 1997). Director of the Company since
1994 and director of Kennametal Inc., Oshkosh Truck
Corporation, and A.O. Smith Corporation.
[PHOTO OF KATHLEEN J. HEMPEL]

                               ----------------

ARNOLD G. LANGBO, 63, former Chairman of the Board and
Chief Executive Officer of Kellogg Company (cereal and other products; retired 2000). Director of the Company since 1994 and director of Johnson & Johnson, Weyerhaeuser Company, and The International Youth
Foundation.
[PHOTO OF ARNOLD G. LANGBO]

                               ----------------

PHILIP L. SMITH, 67, former Chairman of the Board and
Chief Executive Officer of The Pillsbury Company
(consumer foods and beverages and other products;
retired 1987). Director of the Company since 1982 and director of U.S. Trust Corporation.
[PHOTO OF PHILIP L. SMITH]

                               ----------------


Directors Whose Terms Expire in 2002

JEFF M. FETTIG, 43, President and Chief Operating
Officer of the Company. Director of the Company since
1999.
[PHOTO OF JEFF M. FETTIG]

                               ----------------

JAMES M. KILTS, 53, Chairman of the Board and Chief
Executive Officer of The Gillette Company (consumer products). Director of the Company since 1999 and director of The May Department Stores Company.
[PHOTO OF JAMES M. KILTS]

                               ----------------

MILES L. MARSH, 53, former Chairman of the Board and
Chief Executive Officer of Fort James Corporation
(consumer paper products; retired 2000). Director of the Company since 1990 and director of GATX Corporation and Morgan Stanley, Dean Witter & Co.
[PHOTO OF MILES L. MARSH]

                               ----------------

PAUL G. STERN, 62, Partner, Thayer Capital Partners,
L.L.P. and Arlington Capital Partners, L.L.P. (private investment companies). Director of the Company since
1990 and director of The Dow Chemical Company, E-Plus
Inc., Aegis Communications, Inc., and SAGA SYSTEMS Inc.
[PHOTO OF PAUL G. STERN]

                               ----------------

The directors have served their respective companies indicated above in various executive or administrative positions for at least the past five years, except for Messrs. Cain and Kilts. From 1996 through 1999, Mr. Cain was the Chief Executive Officer and President of the National Restaurant Association (restaurant industry), and from 1999 to 2000 he was Chief Executive Officer and President of Digital Restaurant Solutions Corporation now known as RetailDNA, LLC (restaurant industry). Mr. Kilts was Executive Vice President of the worldwide food operations of the Philip Morris Companies (food, beverage and tobacco products) from 1994 to 1997, and Chief Executive Officer and President of Nabisco Holdings Corp. (food products) from 1998 to 2000.

BOARD OF DIRECTORS

The Board held six meetings during 2000. During 2000, each director attended at least 75% of the total number of meetings of the Board and the Board committees on which he or she served.

The Audit Committee (Ms. Stoney (Chair), Mr. DiCamillo, Ms. Hempel, Mr. Marsh, and Dr. Stern) provides independent oversight of the Company's accounting functions and monitors the objectivity of the financial statements prepared under the direction of Whirlpool's management. In addition, the Committee reviews major accounting policy changes by Whirlpool, reviews and approves the scope of the annual internal and independent audit processes, monitors nonaudit services provided by the independent auditors, and monitors Company activities designed to assure compliance with the Company's ethical standards. The Audit Committee held four meetings in 2000.

The Human Resources Committee (Messrs. Langbo (Chair), Gilmour, Kilts, and Ms. Stoney) determines the terms of employment of the Company's officers, determines the terms and recipients of awards under the Company's Omnibus Stock and Incentive and Performance Excellence Plans, and makes recommendations to the Board with respect to the Company's compensation plans and policies. This Committee held four meetings in 2000.

The Corporate Governance and Nominating Committee (Messrs. Smith (Chair), Cain, DiCamillo, Kilts, and Langbo) reviews with the Chairman of the Board recommendations concerning Board committee assignments and, with input from all Board members, the effectiveness of overall governance practices and guidelines. This Committee also considers new nominees proposed for the Board and will consider individuals whose names are sent to the Committee (in care of the Chairman of the Board) by stockholders in accordance with the provisions in Whirlpool's By-laws. This Committee held one meeting in 2000.

SECURITY OWNERSHIP

The following table presents the ownership of the only persons known by us as of February 26, 2001 to beneficially own more than 5% of our common stock based upon statements on Schedule 13G filed by such persons with the Securities and Exchange Commission. Such persons have reported shared voting and dispositive power with respect to all such shares.

 Name and Address of Beneficial                Shares                     Percent of
             Owner                       Beneficially Owned                 Class
 ------------------------------          ------------------               ----------
Dodge & Cox                                  6,663,295                       10.0%
 35th Floor
 One Sansome Street
 San Francisco, CA 94104

Morgan Stanley Dean Witter & Co.             3,791,762                        5.7%
 1585 Broadway
 New York, NY 10036

Mutuelles AXA                                6,263,641                        9.4%
 25, avenue Matignon
 75008 Paris, France

The following table reports beneficial ownership of common stock by each director, nominee for director, the Chief Executive Officer and the four other most highly compensated executive officers, and all directors and executive officers of Whirlpool as a group, as of February 26, 2001. Beneficial ownership includes, unless otherwise indicated, all shares with respect to which each director or executive officer, directly or indirectly, has or shares the power to vote or to direct the voting of such shares or to dispose or direct the disposition of such shares.

                                                 Shares
                                     Shares       Under
                                  Beneficially Exercisable
                                    Owned(1)   Options(2)    Total   Percentage
                                  ------------ ----------- --------- ----------
Mark E. Brown....................    14,702        57,400     72,102       *

Herman Cain......................     3,581         3,600      7,181       *

Gary T. DiCamillo................     2,692         1,800      4,492       *

Jeff M. Fettig...................    41,975       175,500    217,475       *

Allan D. Gilmour.................     5,600         4,200      9,800       *

Kathleen J. Hempel...............     3,600         2,400      6,000       *

James M. Kilts...................     2,000         1,200      3,200       *

Arnold G. Langbo.................     3,881         2,400      6,281       *

Miles L. Marsh...................     5,463         3,600      9,063       *

Paulo Periquito..................    26,777       134,500    161,277       *

Philip L. Smith..................     4,414         4,800      9,214       *

Paul G. Stern....................     5,200         3,600      8,800       *

Janice D. Stoney.................     3,900         4,800      8,700       *

Michael D. Thieneman.............    13,506        91,900    105,406       *

David R. Whitwam.................   195,091       534,000    729,091    1.10%

All directors and executive
 officers as a group
 (16 persons)....................   338,798     1,096,900  1,435,698    2.16%

--------
 * Represents less than 1% of the outstanding common stock.
(1) Does not include: (a) shares subject to currently exercisable options, which information is set forth separately in the second column; (b) 2,157,372 shares held by the Whirlpool 401(k) Trust (but does include 27,381 shares held for the accounts of executive officers); Mr. Brown serves as one of three individual trustees with shared voting and investment powers; and (c) 1,040,000 shares held by the Whirlpool Corporation and Subsidiary Employees' Retirement Trust; Mr. Brown serves as one of three members of the committee that has voting and investment powers.
(2) Includes shares subject to options that will become exercisable within 60 days.

                            EXECUTIVE COMPENSATION

The table below provides a summary of annual and long-term compensation for the last three years of the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

                    SUMMARY COMPENSATION TABLE (1998-2000)

                                                                                  Long-Term
                                                                                 Compensation
                                                                              ------------------
                                                                              Awards   Payouts
                                                                              ------- ----------
                                                Annual Compensation   Other              LTIP     All Other
                                                --------------------  Annual  Options  Payouts   Compensation
 Name                 Principal Position   Year   Salary     Bonus   Comp.(1)   (#)     ($)(2)      ($)(3)
 ----                 ------------------   ---- ---------- --------- -------- ------- ---------- ------------
 David R. Whitwam        Chairman and      2000 $1,080,833 $ 850,000 $     0  120,000 $  644,711   $20,382
                         Chief             1999  1,040,000 1,950,000       0  110,000  1,614,292    27,906
                         Executive         1998  1,000,000 1,400,000       0   65,000  1,254,280    34,110
                         Officer

 Jeff M. Fettig          President         2000    587,500   450,000 342,771   64,000    234,677       256
                         and Chief         1999    458,131   646,000 506,237   50,000    492,733       219
                         Operating         1998    355,068   407,000 280,534   18,000    333,141       245
                         Officer

 Paulo Periquito         Executive         2000    500,000   360,000 206,458   33,000    267,538    27,651
                         Vice              1999    500,000   609,000 210,843   33,000    532,265    22,840
                         President         1998    500,000   735,000 188,385   15,000    387,004    24,100
                         and
                         President,
                         Latin
                         America

 Michael D. Thieneman    Executive         2000    347,667   209,000       0   27,000    152,167     3,571
                         Vice              1999    324,000   337,000       0   27,000    327,529     5,108
                         President         1998    302,303   239,000       0   15,000    221,845     3,932
                         and Chief
                         Technology
                         Officer

 Mark E. Brown           Executive         2000    296,667   170,000       0   23,000    115,216       918
                         Vice              1999    247,644   302,000       0   20,000    170,779       941
                         President
                         and Chief
                         Financial
                         Officer
                         Vice              1998    197,500   130,000  77,396    5,000     86,989     1,030
                         President
                         and
                         Controller

--------
(1) The amounts paid to Mr. Fettig primarily relate to reimbursement for expenses related to his foreign service. In 2000, 1999, and 1998, the Company paid foreign taxes of $337,639, $88,352, and $177,816 respectively, on Mr. Fettig's behalf, and in 1999 the Company reimbursed Mr. Fettig $331,865 for relocation related expenses. In 2000, 1999, and 1998, the Company paid Mr. Periquito $75,000, $100,000, and $100,000 respectively, to compensate him for increased living costs. In 1998, the Company reimbursed Mr. Brown $74,526 for relocation related expenses.
(2) Amounts represent payouts under long-term, equity-based compensation programs based on the Company's financial performance as described under the caption Long-Term Incentives beginning on page 14. For 2000, the payout under the Company's long-term incentive program reflected achievement of a performance objective during the 1998-2000 performance period relating to the awards.
(3) Amounts represent group term life insurance premiums.

STOCK OPTION GRANTS AND RELATED INFORMATION

Stock Option Grants in 2000

The table below provides information on grants of stock options during 2000 for the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

                             OPTION GRANTS IN 2000
                       ASSUMED STOCK PRICE APPRECIATION

                                   Individual Grants in 2000
                          -----------------------------------------------   Potential Realizable Value at
                          Number of                                         Assumed Annual Rates of Stock
                          Securities  % of Total                           Price Appreciation for 10-year
                          Underlying   Options                                     Option Term(1)
                           Options    Granted to  Exercise     Expiration ------------------------------------
Name                       Granted   Employees(2) Price(3)      Date(4)   0%        5%                10%
----                      ---------- ------------ --------     ---------- --- --------------    --------------
David R. Whitwam            120,000      5.40%     $52.19      2-14-2010    0 $    3,938,400(5) $    9,981,600(6)
Jeff M. Fettig               64,000      2.88%      52.19      2-14-2010    0      2,100,480(5)      5,323,520(6)
Paulo Periquito              33,000      1.48%      52.19      2-14-2010    0      1,083,060(5)      2,744,940(6)
Michael D. Thieneman         27,000      1.21%      52.19      2-14-2010    0        886,140(5)      2,245,860(6)
Mark E. Brown                23,000      1.03%      52.19      2-14-2010    0        754,860(5)      1,913,140(6)
All Optionees(2)          2,223,935       100%     $47.57(avg)      2010    0     66,540,135(7)    168,596,512(8)
All Stockholders                N/A       N/A         N/A            N/A       1,992,035,961     5,047,334,431
All Optionee Gain as a %
 of all Stockholder Gain                                                                3.34%             3.34%

--------
(1) Potential pre-tax realizable value is based on the assumption that the stock price appreciates from the exercise price at the annual rates of appreciation shown in the table over the option term (10 years). This is a theoretical value. The actual realized value depends on the market value of the Company's stock at the exercise date. All calculations are based on shares outstanding as of December 31, 2000.
(2) Based on 2,223,935 options granted to 573 employees in 2000. No gain to the optionees is possible without an increase in the common stock price.
(3) Fair market value on the date of grant.
(4) Options generally become exercisable in installments of 50% one year after the date of grant and the remaining 50% two years after the grant date, with all options becoming exercisable upon a Change in Control. A Change in Control is generally defined to include the acquisition by any person or group of 15% or more of Whirlpool's voting securities, a change in the composition of the Board such that the existing Board or persons who were approved by a majority of such Board members or their successors on the existing Board cease to constitute a majority of the Board, and approval by the stockholders of an acquisition or liquidation of Whirlpool. Options granted on 9/19/2000 will expire in 2005, with options becoming exercisable in three installments: 30% one year after the date of grant, 30% two years after the grant date, and the remaining 40% three years after the grant date.
(5) Using the option exercise price ($52.19), per share price of common stock would be $85.01 assuming no stock splits or stock dividends.
(6) Using the option exercise price ($52.19), per share price of common stock would be $135.37 assuming no stock splits or stock dividends.
(7) Using the average option exercise price for the year ($47.57), per share price of common stock would be $77.49 assuming no stock splits or stock dividends.
(8) Using the average option exercise price for the year ($47.57), per share price of common stock would be $123.38 assuming no stock splits or stock dividends.

STOCK OPTION EXERCISES AND HOLDINGS

The table below provides information on shares underlying options exercisable at the end of 2000 and options exercised during 2000 for the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

            AGGREGATED OPTION EXERCISES AND YEAR-END VALUE FOR 2000

                                             Securities Underlying     Value of Unexercised
                          Shares           Unexercised Options Held  In-the-Money Options Held
                         Acquired             at Fiscal Year End        at Fiscal Year End
                            on     Value   ------------------------- -------------------------
Name                     Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----                     -------- -------- ----------- ------------- ----------- -------------
David R. Whitwam........  14,300  223,895    419,000      175,000     $566,057          0
Jeff M. Fettig..........   4,700   88,125    118,500       89,000      112,159          0
Paulo Periquito.........       0        0    101,500       49,500       42,195          0
Michael D. Thieneman....   1,300   18,485     64,900       40,500       70,450          0
Mark E. Brown...........   2,900   54,375     35,900       33,000       56,341          0

LONG-TERM INCENTIVE AWARDS

The table below provides information regarding grants of long-term incentive compensation awards in 2000 for the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 2000

                                       Performance Estimated Future Payouts
                                       Period From  Under Non-Stock Price
                            Number of  Grant Until      Based Plan(2)
                           Performance Maturation  ---------------------------
Name                        Shares(1)   or Payout   Target(#)      Maximum(#)
----                       ----------- ----------- ------------   ------------
David R. Whitwam..........   33,317     2000-2002         33,317          33,317
Jeff M. Fettig............   14,296     2000-2002         14,296          14,296
Paulo Periquito...........    6,189     2000-2002          6,189          12,378
Michael D. Thieneman .....    8,611     2000-2002          8,611           8,611
Mark E. Brown ............    7,176     2000-2002          7,176           7,176

--------
(1) During 2000, Whirlpool made one award that has a three-year performance period under its Executive Stock Appreciation and Performance Program to each participant. Performance share awards are for a number of "contingent shares" and are based on a participant's base salary and the market price of the common stock. All awards identified in this table were made pursuant to one or more of Whirlpool's Omnibus Stock and Incentive Plans.
(2) Final awards for Messrs. Whitwam, Fettig, Thieneman, and Brown will not exceed the contingent shares shown in column 1 and will be made based on the Company achieving an improvement target in the economic value added ("EVA") financial measurement. The final award for Mr. Periquito will be determined by multiplying the number of contingent shares by 0% to 200% (100% is the target award amount and 200% is the maximum award amount) based on the Company meeting certain financial, customer, and employee related objectives for each cycle. Future payouts, if any, will be made in common stock, cash, or a combination of both, as determined by the Human Resources Committee of the Board of Directors. If all or any portion of the award is paid in cash, the amount will be determined by multiplying the final number of shares earned by the percentage of the award to be paid in cash and multiplying this product by the market price of the common stock at the end of the performance period. Payments may be deferred with the Committee's consent.

AGREEMENTS WITH EXECUTIVE OFFICERS

Whirlpool has agreements with its executive officers that provide severance benefits if, within two years following a Change in Control, the executive officer's employment is terminated either by Whirlpool (other than for cause, as defined) or by the officer for good reason (as defined), or, voluntarily during the 13th month following a Change in Control. Benefits include continuation of salary for at least 90 days after notification of termination of employment, severance pay equal to three times annual compensation, (generally defined as base salary plus target annual bonus), plus an amount to compensate the individual for excise taxes, if any, arising out of the severance pay. Under certain circumstances, the agreements provide for continuing participation for up to three years in insurance and other employee welfare benefit plans and, in the case of defined benefit retirement plans, provide for three years additional age and service credits for purposes of vesting and computing benefits. The term of each agreement is two years and thereafter the agreement may be terminated as of the end of any year upon 90 days prior notice but not for 24 months after a Change in Control. A Change in Control is generally defined to include the acquisition by any person or group of 15% or more of Whirlpool's voting securities, a change in the composition of the Board such that the existing Board or persons who were approved by a majority of such Board members or their successors on the existing Board cease to constitute a majority of the Board, and approval by the stockholders of an acquisition or liquidation of Whirlpool.

RETIREMENT BENEFITS

Whirlpool's non-contributory defined benefit retirement plan (the "Retirement Plan") covers substantially all of our U.S. based salaried employees. Upon reaching the normal retirement age of 65, each vested participant is eligible to receive an annual pension for life equal to 2% of annual base salary, averaged over the 60 consecutive calendar months during which pay was highest out of the last 120 months completed before age 65, for each year of credited service (up to a maximum of 30 years). For participants with five or more years of service, reduced benefits are payable upon early retirement or termination of employment after age 55. For five years following a Change in Control, Whirlpool may not terminate the retirement plan or amend or merge it with another plan in a manner that would reduce benefits. If the Retirement Plan is terminated (including a termination by operation of law) during this five-year period, any assets held under the plan in excess of the amount needed to fund accrued benefits would be used to provide additional benefits to plan participants. We also have supplemental retirement plans that (i) provide to certain employees, including executive officers, additional benefits generally similar to those under the Retirement Plan but based upon an average of the five highest total amounts of bonuses paid from our bonus plans during the ten years prior to retirement and (ii) maintain benefits at the levels set forth in the table below which are otherwise limited under the Retirement Plan by the Employment Retirement Income Security Act of 1974.

The following table sets forth the estimated annual pension benefits payable under the Retirement Plan and supplemental plans (as described above) upon retirement at age 65 after selected periods of service.

                    Estimated Annual Pension Benefits at Age 65*
              ---------------------------------------------------------
  Covered     5 Years  10 Years 15 Years 20 Years  25 Years   30 Years
Compensation  Service  Service  Service  Service   Service    Service
------------  -------- -------- -------- -------- ---------- ----------
 $  400,000   $ 40,000 $ 80,000 $120,000 $160,000 $  200,000 $  240,000
    600,000     60,000  120,000  180,000  240,000    300,000    360,000
    800,000     80,000  160,000  240,000  320,000    400,000    480,000
  1,000,000    100,000  200,000  300,000  400,000    500,000    600,000
  1,200,000    120,000  240,000  360,000  480,000    600,000    720,000
  1,400,000    140,000  280,000  420,000  560,000    700,000    840,000
  1,600,000    160,000  320,000  480,000  640,000    800,000    960,000
  1,800,000    180,000  360,000  540,000  720,000    900,000  1,080,000
  2,000,000    200,000  400,000  600,000  800,000  1,000,000  1,200,000
  2,200,000    220,000  440,000  660,000  880,000  1,100,000  1,320,000
  2,400,000    240,000  480,000  720,000  960,000  1,200,000  1,440,000

--------
* The amounts set forth in the table are on the basis of a straight life annuity and are not subject to reduction for Social Security benefits or other payments. The maximum number of years of service for which pension benefits accrue is 30. Messrs. Whitwam, Fettig, Thieneman, and Brown had approximately 33, 20, 24, and 27 years respectively, of eligible service at December 31, 2000, and their covered compensation under the plans for 2000 was equal to the base salary and bonus set forth in the Summary Compensation Table.

Mr. Periquito is entitled to a Brazilian pension benefit under the employment agreement with Whirlpool that will provide him with a retirement payment of 85% of his basic monthly salary at age 60 assuming he is a participant under the relevant Brazilian pension plan for 10 years. Under that plan, Mr. Periquito would receive a disability retirement payment of 70% of the value of the retirement benefit, and if he dies, his widow would receive a pension payment of 50% of the value of the retirement benefit. In addition, underage children would receive 30% of the value of the retirement benefit in the event of Mr. Periquito's death. Mr. Periquito is required to participate in the cost of his pension benefit at the rate of 15% of the monthly cost of the plan, up to a limit of 8% of his basic salary.

COMPENSATION OF DIRECTORS

Directors who are not employees of Whirlpool are paid an annual fee of $24,000 and $1,000 for each Board and committee meeting attended ($1,500 if chairperson). A nonemployee director may elect to defer any portion of director compensation until he or she ceases to be a director, at which time payment is made in a lump sum or in monthly or quarterly installments. Interest on deferred amounts accrues quarterly at a rate equal to the prime rate in effect from time to time. Each director may elect to relinquish all or a portion of the annual fee, in which case Whirlpool may at its sole discretion then make an award of up to $1 million to a charitable organization upon the director's death. Under the program, the election to relinquish compensation is irrevocable, and Whirlpool may choose to make contributions in the director's name to as many as three charities. Each director may also elect to have a portion of the annual fee used to purchase term life insurance in excess of that described in the next paragraph.

Whirlpool provides each nonemployee director who elects to participate with term life insurance while a director in an amount equal to one-tenth of the annual director's fee times such director's months of service (not to exceed
120) and a related income tax reimbursement payment. We also provide each nonemployee director with travel accident insurance of $1 million with the premiums paid by us, and directors are reimbursed for the related income tax. For evaluation purposes, appliances sold by us are made available to each nonemployee director for use at home, and the director receives an income tax reimbursement payment to compensate for any additional tax obligation. The cost to Whirlpool of this arrangement in 2000 (based on distributor price of products and delivery, installation, and service charges) did not exceed $13,500 for any one nonemployee director or $19,500 for all nonemployee directors as a group.

Whirlpool also has a Nonemployee Director Stock Ownership Plan. This plan provides, effective on the date of each annual stockholders meeting, for an automatic grant to each nonemployee director of 400 shares of common stock and an option to purchase 600 shares of common stock if our earnings from continuing operations for the immediately preceding year increased by at least 10% over such earnings for the prior year. The exercise price under each option is the average fair market value (as defined) of the common stock for the third through fifth trading days after the public release of our earnings for such prior year. These options may be exercised for 20 years after issuance (except that they must be exercised within five years after ceasing to be a director and within one year after the death of the director). The exercise price may be paid in cash or common stock. In addition, each nonemployee director is awarded annually 400 shares of phantom common stock, payable on a deferred basis. The shares of phantom common stock earn phantom dividends and the total accumulated phantom stock awards and phantom dividends are converted into Whirlpool's common stock on a one-for-one basis and paid out to the nonemployee director following completion of service on the Board.

HUMAN RESOURCES COMMITTEE REPORT ON COMPENSATION AWARDS

The Human Resources Committee of the Board of Directors has furnished the following report on executive compensation for 2000.

Whirlpool is dedicated to global leadership and to delivering superior stockholder value. Whirlpool's executive compensation philosophy is designed to support these objectives by attracting and retaining the best possible management talent and by motivating these employees to achieve business and financial goals that create value for stockholders in a manner consistent with Whirlpool's focus on four enduring values: respect, integrity, diversity, and teamwork. Our "pay for performance" philosophy is centered around the following points:

  . Compensation should be incentive driven with both short and long-term focus;

  . More pay should be at risk than with the average company;

  . Components of compensation should be tied to increasing stockholder value; and

  . Compensation should be tied to a balanced evaluation of corporate and individual performance measured against financial, customer, and employee related objectives--a "balanced scorecard" approach.

The Committee is responsible for the design, administration, and effectiveness of the compensation plans for management employees, including senior executives.

SALARY

Salary levels and salary increase guidelines are based on competitive market reviews conducted with the assistance of outside consultants. Comparison companies are blue chip companies that are similar to Whirlpool in a variety of respects, such as companies that compete with Whirlpool; tend to have national and international business operations; or are similar in sales volumes, market capitalizations, employment levels, lines of business, and business organization and structure. This group of companies ("peer group") is used to define the market for each component of pay as well as total compensation. The peer group companies chosen for the competitive market review are not entirely the same as those that comprise Standard & Poor's Household Furniture and Appliance Group shown in the Performance Graph because the Committee believes that Whirlpool's most direct competitors for executive talent are not necessarily limited to the companies included in the published industry index. Base salary for Mr. Whitwam and other executive officers is targeted at the median of the base salaries for officers in the peer group companies, after adjusting for size of the companies. Base salary increases for the year ranged between 0% and 14.3% for the named executive officers. Mr. Whitwam received a 4.7% salary increase on March 1, 2000. The increases reflected both moves in market salaries as well as the executives' individual performance (as discussed below) against specific objectives. With respect to Mr. Whitwam's individual performance objectives during 2000, the Committee assessed his performance in the areas of leadership, managerial and organizational effectiveness, value creation, Whirlpool's overall financial performance, and executive talent development. The Committee determined that Mr. Whitwam had met his objectives on balance in these areas.

ANNUAL INCENTIVE COMPENSATION

The Performance Excellence Plan ("PEP") provides all regular exempt and some non-exempt employees with an annual incentive designed to focus their attention on stockholder value creation, drive performance in support of this goal and other business goals, and reflect individual performance (except for designated executive officers) as measured against financial, customer, and employee related objectives. For 2000, target awards ranging from 5% to 110% of base salary were established by the Committee.

For 2000, performance measures were established for the following financial indicators: economic value added (EVA), net earnings, and cash flow. To align with the Company's brand-focused value creation strategy (BFVC), the Committee established performance measures addressing customer results in the areas of brand value, brand drivers, and brand equity (all indicators or drivers of the "strength" of our brands in the marketplace). The Committee also established measurements for employee results in the areas of education and training linked to the BFVC strategy implementation and transition to the Customer Focused Performance Model, as well as valuing diversity, and the development of Whirlpool's talent pool. These performance measures were selected based on the Committee's belief that improving such measures correlates to increasing value to stockholders. Achievement of individual business and behavioral performance goals is also a factor in determining PEP payouts for all employees other than designated executive officers. In addition, up to 10% of PEP eligible employees (excluding officers) are eligible for an outstanding contributor bonus equal to 25%, 50%, or 75% of their target PEP bonus.

Unlike other employees, individual performance cannot be recognized under PEP for designated executive officers except for purposes of reducing an award because of Section 162(m) of the Internal Revenue Code (discussed further at the end of this report). Because the Committee strongly believes that individual performance assessment has been and will continue to play a critical role in driving the Company's successful performance, the Committee adopted in 1994 the Executive Officer Bonus Plan ("EOBP") which provides the Committee with discretion to grant bonus payouts to designated executive officers in recognition of strong individual performance. In 2000, only Messrs. Whitwam, Fettig, Thieneman, and Brown were designated as executive officers for purposes of PEP and eligible to participate in the EOBP.

The PEP plan is designed to provide total direct compensation that is above the mean of the peer group when the target level of stretch performance is achieved. The plans utilized for designated executive officers are designed to achieve the same compensation objective.

For Messrs. Whitwam, Fettig, Thieneman, and Brown, a corporate performance target based on return on equity was established. Because the Company exceeded this financial performance target, these executive officers earned a PEP award for 2000 as set forth in the Summary Compensation Table based on the Committee's evaluation of the Company's performance measured against the financial, customer and employee objectives and the individual performance of the officer under the Committee's balanced scorecard approach. No awards were made under EOBP for 2000.

LONG-TERM INCENTIVES

Our long-term incentive programs are comprised of the Stock Option Program, the Executive Stock Appreciation and Performance Program, the Restricted Stock Value Program, and the Career Stock Program, all of which are authorized under one or more of Whirlpool's Omnibus Stock and Incentive Plans. Grants under both the Stock Option and Executive Stock Appreciation and Performance Programs are typically made each year. The long-term incentive programs are intended to provide rewards to executives only if significant additional value is created for stockholders over time. Further, these stock-based plans are designed to encourage a significant ownership interest in Whirlpool to help assure that the interests of the executives are closely aligned to those of other stockholders and to provide incentives for the executives to remain with Whirlpool.

Stock Option Program Option grants in 2000 were made under one or more of Whirlpool's Omnibus Stock and Incentive Plans and were based on our analysis of competitive award sizes, along with adjustments reflecting individual performance as evaluated by the Committee with respect to the Chief Executive Officer, and by the Chief Executive Officer as approved by the Committee with respect to the other four named executive officers. In making final awards, the Committee considered the optionee's scope of responsibility and opportunity to affect Whirlpool's future success, strategic and operational goals, individual contributions, and the number of options previously awarded and currently held. Grants were issued with an exercise price equal to the fair market value of the stock at the time of grant.

Mr. Whitwam's 2000 option grant, as noted in the Summary Compensation Table, was made separately and at the sole discretion of the Committee primarily based on its competitiveness with the marketplace, but also taking into account the Committee's assessment of his individual performance.

Executive Stock Appreciation and Performance Program ("ESAP") ESAP provides senior management with incentives to significantly improve the long-term performance of Whirlpool and increase stockholder value over time. The compensation opportunities under the program are tied directly to the financial performance of Whirlpool over a preset period, normally three years, beginning each January 1. In combination with other elements of compensation, award sizes are designed to provide competitive total compensation that exceeds the market when stretch target performance is met. A payout was earned by Mr. Whitwam under the 1998-2000 ESAP cycle based on the Committee's evaluation of the Company's performance measured against the EVA improvement financial target established at the beginning of the performance period. The final payout of this grant, along with those of other named executive officers, is included in the column labeled "LTIP Payouts" in the Summary Compensation Table and is based on the Committee's evaluation of Company performance against the financial, customer, and employee objectives established for the Company and the individual effort of each officer. The payout was made in 2001.

In 2000, a grant was made under this program from one or more of Whirlpool's Omnibus Stock and Incentive Plans. The grant is for a three-year cycle ending December 31, 2002, and payout is contingent upon achieving a specific EVA target over the performance period. The contingent shares granted to the named executive officers in 2000 under the 2000-2002 ESAP cycle (as disclosed in the Long-Term Incentive Plan Awards table) were calculated based on the competitive objective for ESAP target award sizes.

Restricted Stock Value Program (the "RSVP Program") Under the RSVP Program, selected senior management employees are granted restricted stock to link their performance with the long term financial success of the Company and the creation of shareholder value. Recipients of restricted stock are selected by the Committee based on their organizational level and ability to affect Company performance. The Committee can set restrictions based upon the lapse of time and/or achievement of performance goals, and grants can be made under one or more of Whirlpool's Omnibus Stock and Incentive Plans. There were no grants of restricted stock under the RSVP Program to the named executive officers in 2000, and there were no shares of restricted stock granted to all executive officers as a group in 2000.

Career Stock Program (the "Career Stock Program") The Career Stock Program was established to provide one-time grants of phantom stock to select key executives as a means of retaining those executives and encouraging long-term employment. Recipients and award sizes are based on subjective determinations relating to a broad range of factors. The shares do not represent an equity interest in Whirlpool, and no voting rights attach to the shares until and unless they are distributed to the participant. Grants are made under one or more of Whirlpool's Omnibus Stock and Incentive Plans. The value of a share of Career Stock on any given date is equal to the fair market value of a share of common stock on that date. Recipients of Career Stock will receive one share of common stock for each share of phantom stock on a one-for-one basis upon retirement after attaining the age of 60 or upon termination of employment, based on individual vesting schedules and subject to certain non-competition provisions in the contract. Phantom Career Stock dividends are invested in additional phantom shares to be awarded in the same manner as the original awards. Mr. Whitwam does not participate in this program. There were no shares of Career Stock grants to the named executive officers in 2000, and no shares of Career Stock were granted to all executive officers as a group in 2000.

OWNERSHIP GUIDELINES

In 1995, management adopted, with the Committee's approval, stock ownership guidelines to support the objective of increasing the amount of stock owned by the most senior group of executives

(approximately 100 individuals). The guidelines for stock ownership are based on an individual's level in the organization and range from seven times base salary for the Chief Executive Officer to one times base salary for lower level executives.

TAX CODE LIMITATION ON EXECUTIVE COMPENSATION DEDUCTIONS

The Internal Revenue Code imposes a $1 million deduction limit on compensation paid to executives named in the compensation section of the proxy statements of public companies, subject to certain transition rules and exceptions for non-discretionary performance based plans approved by stockholders.

The Committee intends to preserve the tax deductibility of executive compensation to the extent practicable while focusing on consistency with its compensation policies, the needs of Whirlpool, and stockholder interests.

The Committee retains the discretion to reward strong individual performance of designated executive officers under the EOBP. The Committee believes this ability to exercise discretion is in the best interest of Whirlpool and its stockholders and outweighs the need to qualify the EOBP so that amounts paid from this plan are exempt from the deductibility limits of Section 162(m). Accordingly, pay for individual performance under EOBP will generally not qualify under Section 162(m) and may not be fully deductible.

SUMMARY

We, the Human Resources Committee of Whirlpool, believe a strong link exists between executive pay and performance at Whirlpool.

  Arnold G. Langbo, Chair
  Allan D. Gilmour
  James M. Kilts
  Janice D. Stoney

PERFORMANCE GRAPH

The graph below depicts the yearly dollar (and percentage) change in the cumulative total stockholder return on our common stock with the cumulative total return of Standard & Poor's ("S&P") Composite 500 Stock Index and the cumulative total return of the S&P Household Furniture & Appliance Group Index for the years 1996 through 2000. The graph assumes $100 was invested on December 31, 1995 in Whirlpool common stock, the S&P 500, and the S&P Household Furniture & Appliance Group.

               Comparison of Five Year Cumulative Total Return*
                   Whirlpool Corporation, S&P 500 Index, and
                   S&P Household Furniture & Appliance Group

Cumulative Investment Value

                                    [Graph]

                     12/31/95 12/31/96 12/31/97 12/31/98 12/31/99 12/31/00
      Whirlpool       $100.00   89.948  108.748  112.059  134.486  101.460
      S&P 500         $100.00  122.902  163.849  210.578  254.829  231.617
      S&P Household   $100.00   92.549  136.016  181.404  165.150  129.296

--------
* Cumulative total return is measured by dividing: (1) the sum of (a) the cumulative amount of the dividends for the measurement period, assuming dividend reinvestment, and (b) the difference between share price at the end and the beginning of the measurement period by (2) the share price at the beginning of the measurement period.

MISCELLANEOUS

Whirlpool will pay the expenses of the solicitation of proxies. We expect to pay fees of approximately $10,500 plus certain expenses for assistance by Georgeson Shareholder Communications Inc. in the solicitation of proxies. Proxies may be solicited by directors, officers, and employees of the Company and by Georgeson Shareholder Communications Inc. personally and by mail, telegraph, telephone, or other electronic means.

If any nominee named herein for election as a director is not available to serve, the accompanying proxy may be voted for a substitute person. Whirlpool expects all nominees to be available and knows of no matter to be brought before the annual meeting other than those referred to in the accompanying notice of the annual meeting. If, however, any other matter properly comes before the annual meeting, we intend that the accompanying proxy will be voted thereon in accordance with the judgment of the persons voting such proxy.

MATTERS RELATING TO AUDITORS

Representatives of Ernst & Young LLP, our auditors, are expected to be present at the annual meeting to respond to questions and may make a statement if they so desire.

FEES

In the year 2000, the Company paid Ernst & Young the following fees (in millions):

   . Audit Fees:......................................................... $ 2.3
   . Audit Related Fees (outsourced internal audit services, and other services including certain statutory audits and audits of benefit plans):............................................................. $ 4.1
   . Financial Information Systems, Design, and Implementation Fees:..... $ 1.2
   . All Other Fees (including worldwide tax consulting services, and outsourced tax compliance and expatriate services):................. $ 6.3
                                                                          -----
     Total............................................................... $13.9
                                                                          =====

AUDIT COMMITTEE REPORT

The Audit Committee provides independent oversight of the Company's accounting functions and monitors the objectivity of the financial statements prepared under the direction of Whirlpool's management. In addition, the Committee reviews major accounting policy changes by Whirlpool, reviews and approves the scope of the annual internal and independent audit processes, monitors nonaudit services provided by the independent auditors, and monitors Company activities designed to assure compliance with the Company's ethical standards. The Committee is composed of five directors who are "independent" as that term is defined under the New York Stock Exchange listing requirements. The Committee operates under a written charter (included in this proxy statement as Exhibit A) adopted by the Company's Board of Directors.

The Committee has reviewed the audited consolidated financial statements of the Company for 2000 with management, who has represented to the Committee that these financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed with management the quality and the acceptability of the accounting principles employed, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The Committee also reviewed the consolidated financial statements of the Company for 2000 with Ernst & Young, the Company's independent auditors for 2000, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. Further, the Committee reviewed with Ernst & Young their judgments as to the quality, not just the acceptability, of the Company's accounting principles. In addition, the Committee met with Ernst & Young, with and without management present, to discuss the results of their examinations, their valuations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee discussed with Ernst & Young the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees.

The Committee has received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with Ernst & Young its independence. The Committee considered the compatibility of nonaudit services provided by Ernst & Young to the Company with Ernst & Young's independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the consolidated financial statements in the Annual Report on Form 10-K for the year ended 2000 for filing with the Securities and Exchange Commission. The Committee has recommended, and the Board has approved, the selection of Ernst & Young as the Company's independent auditors for 2001.

  Janice D. Stoney, Chair
  Gary T. DiCamillo
  Kathleen J. Hempel
  Miles L. Marsh
  Paul G. Stern

STOCKHOLDER PROPOSALS FOR 2002 MEETING

Our annual meeting of shareholders is generally held the third Tuesday in April. Assuming our 2002 annual meeting is held on that date, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by January 16, 2002. This notice must be received by the Secretary of Whirlpool personally or by registered or certified mail. In addition, any proposal that you intend to have us include in a proxy statement for the annual meeting of stockholders in 2002 must be received by us by November 13, 2001, and must otherwise comply with the Securities and Exchange Commission's rules, in order to be eligible for inclusion in the proxy statement and proxy form relating to this meeting.

                                                                      EXHIBIT A


                             WHIRLPOOL CORPORATION
                              BOARD OF DIRECTORS
                            AUDIT COMMITTEE CHARTER


MISSION

To fulfill responsibilities to the Company's shareholders, potential shareholders, and the investment community, the Audit Committee will provide independent and objective oversight of the Company's accounting functions and internal controls and will monitor the objectivity of the Company's financial statements. In addition, the Committee will provide an open avenue of communication between the financial management, internal auditors, independent auditors, and the Board of Directors.

COMPOSITION OF THE COMMITTEE

The Committee shall be composed of at least three but not more than five Directors appointed by the Board of Directors. Committee members shall not be officers or employees of the Company or one of its subsidiaries and shall, in the opinion of the Board, meet the independence and experience requirements of the New York Stock Exchange. Under these requirements, each member of the Committee shall be free from any relationship that would interfere with the exercise of independent judgment as a Committee member. All members of the Committee shall have an understanding of basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management experience.

COMMITTEE MEETINGS

The Committee shall meet as appropriate to review financial information prior to the release of annual financial statements. The Committee shall meet at least annually with Management, Internal Audit, and the independent auditors in separate executive sessions to discuss matters privately. All meetings shall be conducted pursuant to the applicable provisions of the Company's By-laws.

ROLE AND RESPONSIBILITIES

1. Review and approve the annual audit and its scope for the Company and its wholly-owned or majority-owned subsidiaries; monitor the annual audit and its scope for affiliates; and review the annual audit results with respect to (a) the Company's financial statements, including appropriately addressing risks related to litigation, foreign exchange, taxes, contingent liabilities, and similar matters, and (b) the Company's internal controls, including electronic data processing controls, and the extent to which such controls are evaluated by the independent auditors for adequacy and protection.

2. Review audited financial statements and discuss with Management and independent auditors to monitor adequacy of disclosure. The Committee Chair or another Committee Member shall discuss quarterly financial information with Management and the independent auditors prior to the release of earnings as appropriate.

3. Review the independent auditors' Management Letter and recommendations and Management's response.

4. Review and approve annual audit fees and monitor the nature, extent, and cost of non-audit services provided by independent auditors.

5. Make regular reports to the Board and recommend to the Board the annual appointment of independent auditors who shall ultimately be accountable to the Committee and the Board. Review periodic reports from the independent auditors regarding their independence, discuss such reports with the auditors, and recommend that the Board take appropriate action to satisfy itself of the independence of the auditors.

6. Review major accounting policy changes adopted by the Company. Maintain current knowledge on major new or proposed technical requirements, regulations, or legislation affecting the Company.

7. Review codes of conduct and Management reports on employee compliance, including compliance with the Foreign Corrupt Practices Act, to guard against significant conflicts of interest and dishonest, unethical, or illegal activities. Monitor Company activities that are designed to assure compliance with such codes and review Management findings involving significant lapses of ethical conduct, fraud, or criminal conduct.

8. Review with Management situations where new activities, major changes in operations, or other developments may create significant financial exposure for the Company. Review Management reports on the Company's processes to manage and report risks related to litigation, foreign exchange, taxes, contingent liabilities, and similar matters.

9. Review activities of the Company's internal audit function, audit plans, procedures and results, and coordination with independent auditors. Regularly review the continued overall effectiveness of the internal audit function.

10. Annually review the Committee's charter and operations and recommend any proposed changes to the Board for its approval.

11. The Committee may conduct or authorize investigations into any matters within the Committee's scope of responsibilities and, in connection therewith, may retain independent counsel, accountants, or others to assist it.

While the Committee has the responsibilities and powers set forth in the Company's By-laws and this Charter, the Committee does not have the duty to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of Management and the independent auditors. Further, it is not the duty of the Committee to conduct investigations, to resolve disagreements, if any, between Management and the independent auditors, or to assure compliance with laws and regulations and the Company's codes of conduct.

 It is important that your stock be represented so that the presence of a quorum at the annual meeting may be assured. Accordingly, whether or not you expect to attend in person, please sign and date the enclosed proxy and mail it PROMPTLY in the enclosed envelope. Your postage is prepaid if mailed in the United States.

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P R O X Y

                             WHIRLPOOL CORPORATION
                             Administrative Center
                                  2000 N. M-63
                       Benton Harbor, Michigan 49022-2692

The undersigned hereby appoints David R. Whitwam, Jeff M. Fettig and Daniel F. Hopp, and each of them, proxies, with power of substitution and revocation, acting by a majority of those present and voting or if only one is present and voting then that one, to vote the stock of Whirlpool Corporation which the un-dersigned is entitled to vote, at the annual meeting of stockholders to be held on April 17, 2001 and at any adjournment thereof, with all the powers the un-dersigned would possess if present, with respect to the election of directors and such other business as may properly come before this meeting.

This proxy shall be voted in accordance with such instructions as may be given on the reverse side of this proxy card. If no instructions are given, this proxy will be voted for the election as directors of the nominees listed below unless contrary instructions are specified, and in the proxies' discretion upon such other business as may properly come before the meeting. Please vote, sign, and date this proxy as indicated below and return promptly in the enclosed en-velope. This proxy is solicited on behalf of the Board of Directors.

     Election of Directors, Nominees:

       01) Herman Cain, 02) Allan D. Gilmour, 03) Janice D. Stoney and 04) David R. Whitwam

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
                                                                  -------------
                                                                   SEE REVERSE
                                                                      SIDE
                                                                  -------------
-------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

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                                                                            2679

[X] Please mark your votes as in this example.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.


1. Election of Directors (see reverse)

   FOR     WITHHELD
   [_]       [_]

   ---------------------------------
   (Except Nominee(s) written above)


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

   FOR     AGAINST      ABSTAIN
   [_]       [_]          [_]


Please sign exactly as name(s) appear(s) on this proxy. Joint owners, trustees, executors, etc. should indicate the capac-ity in which they are signing.

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SIGNATURE(S)                                            DATE


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                           . FOLD AND DETACH HERE .



Dear Shareholder:

We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

 To Vote by Telephone:
   Using a touch-tone phone call Toll-free:     1-877-PRX-VOTE (1-877-779-8683)
   From outside the United States, call direct: 1-201-536-8073

 To Vote by Internet:
   Log on to the Internet and go to the website: http://www.eproxyvote.com/whr
   Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

                        THANK YOU FOR VOTING YOUR SHARES
                            YOUR VOTE IS IMPORTANT!

 Do Not Return this Proxy Card if you are Voting by Telephone or the Internet.

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